FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2009 RESULTS

Pompano Beach, FL – December 9, 2009 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its fiscal year ended September 30, 2009.

Fiscal 2009 Financial Results – Compared to Fiscal 2008:

  Net sales decreased $2.5 million, or 13%, to $17.4 million in Fiscal 2009 due primarily to lower diabetic products sales, which declined $2.3 million, or 15%. Net sales of “other products” decreased $0.3 million, or 6%, to $4.4 million in Fiscal 2009 due primarily to lower sales of cell phone products.

  Gross profit decreased $0.5 million, or 11%, to $3.6 million in Fiscal 2009 due primarily to the decline in sales.  As a percentage of sales, gross profit was 21% in Fiscal 2009 compared to 20% in Fiscal 2008.

  Operating expenses decreased $0.8 million, or 14%, to $4.9 million in Fiscal 2009 due primarily to reductions in selling and administrative costs, royalty and commission expense, professional fees, and liability insurance costs.

  Other income (mainly Interest income) declined 59% to $0.3 million due to lower average interest rates on cash and cash equivalents in Fiscal 2009.

  Net loss was $1.4 million, or $(0.18) per share, in Fiscal 2009, including a non-cash charge of $0.6 million to write down the Company’s deferred tax assets compared to net loss of $0.9 million, or $(0.11) per share, in Fiscal 2008.

  Cash and cash equivalents increased $0.2 million resulting primarily from enhanced cash flow from operations.

Douglas W. Sabra, Forward’s President and Chief Executive Officer, commented, “We continue to face many of the same challenges that we did a year ago. As a result of the weak global economy and high rates of unemployment, we believe that our major Diabetic Product customers in particular, have attempted to reduce costs and expenses where they can. This has meant order volume reductions to us and is the primary reason for the decrease in revenues and gross profit in Fiscal 2009. Our “Other Products” product line was somewhat weak, but the customer diversity in this much smaller line has helped mitigate significant declines.

“In response to these challenges, we reduced operating expenses to an eight year low, strengthened our management and selling capabilities, and have focused on expanding our customer base in order to reduce our customer and product line concentrations. Our efforts here are meeting with some preliminary success, although the degree of success will not become apparent until we are deeper into Fiscal 2010. We have also focused on preserving our cash and we are pleased that our cash position improved slightly in spite of the tough business environment.

“We have also been very active in identifying and evaluating prospective targets for acquisition during Fiscal 2009. We remain committed to achieving a strategic acquisition and have recently engaged Morgan Joseph & Co. Inc., a leading Global Investment Bank, to revitalize our efforts and to canvas a broader range of potential targets, as previously announced. “

The tables below are derived from the Company’s audited, consolidated financial statements included in our Annual Report on Form 10-K filed today with the Securities and Exchange Commission.  Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 3 0, 2009 and 2008.  Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those referred to in any forward looking statement herein due to a number of factors. Such risk factors include but are not limited to those risk factors discussed in Part I, Item 1A, “Risk Factors”, and Part II, Item 7, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, included in our Annual Report on Form 10-K filed today with the SEC, which factors are incorporated herein by reference.

Such risk factors include, among others: the loss of any key customer or material sales in our Diabetic Products line, where customer and sales concentration are high; a significant change in the Company’s relationship with one or more key customers (including changes affecting their businesses; the loss of a key sales personnel who has significant influence on our relationships with some of our largest customers; whether important customers reduce or discontinue inclusion of carry solutions “in box” with their electronic products; the concentration of our accounts receivable in a small number of customers and our ability to collect payment; the adverse impact of customer pricing pressures on gross margins ; fluctuations in foreign currency exchange rates that could result in increased costs or reduced revenues; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; the development of quality control, delivery, or pricing issues involving our Asian suppliers; uncertainties in the financial and credit markets; changes in, governmental regulations; variability in order flow from our OEM customers; the impact on our business of an acquisition or the failure to make an acquisition; and losses on our uninsured cash balances at commercial banks where a failure occurs.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2009	2008
Net sales..........................................................................................................................................	$17,440,425	$19,973,869
Cost of goods sold..........................................................................................................................	13,858,122	15,946,020
Gross profit.....................................................................................................................................	3,582,303	4,027,849

Operating expenses:
Selling.......................................................................................................................................	2,615,685	2,868,092
General and administrative....................................................................................................	2,316,072	2,824,962
Total operating expenses..............................................................................................	4,931,757	5,693,054

Loss from operations....................................................................................................................	(1,349,454)	(1,665,205)

Other income:
Interest income........................................................................................................................	284,475	625,959
Other expense,, net.................................................................................................................	(28,647)	(5,623)
Total other income.........................................................................................................	255,828	620,336

Loss before income tax expense (benefit)..................................................................................	(1,093,626)	(1,044,869)
Income tax expense (benefit)........................................................................................................	300,499	(155,620)
Net loss ...........................................................................................................................................	($1,394,125)	($889,249)

Net loss per common and common equivalent share
Basic.................................................................................................................................	($0.18)	($0.11)
Diluted..............................................................................................................................	($0.18)	($0.11)

Weighted average number of common and common equivalent shares outstanding
Basic.................................................................................................................................	7,926,277	7,888,727
Diluted..............................................................................................................................	7,926,277	7,888,727

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2009	2008
Assets
Current assets:
Cash and cash equivalents.......................................................................................	$20,103,502	$19,862,426
Accounts receivable, net .........................................................................................	3,259,462	3,659,553
Inventories, net..........................................................................................................	666,485	1,363,862
Prepaid expenses and other current assets............................................................	228,938	586,632
Deferred tax asset.......................................................................................................	--	49,449
Total current assets......................................................................................	24,258,387	25,521,922

Property, plant, and equipment, net............................................................................	162,468	124,854
Other assets....................................................................................................................	59,532	98,259
Deferred tax asset...........................................................................................................	--	359,681
Total assets.....................................................................................................................	$24,480,387	$26,104,716

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable.......................................................................................................	$1,824,091	$2,206,630
Accrued expenses and other current liabilities......................................................	133,857	189,827
Total current liabilities................................................................................	1,957,948	2,396,457

Commitments and contingencies................................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued.............................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,643,598 and 8,621,932 shares issued, respectively (including 706,410 held in treasury at both dates )......................................................	86,436	86,219
Capital in excess of par value...............................................................................	16,101,568	15,893,480
Treasury stock, 706,410 shares at cost, respectively ......................................	(1,260,057)	(1,260,057)
Retained earnings..................................................................................................	7,594,492	8,988,617
Total shareholders' equity...........................................................................................	22,522,439	23,708,259
Total liabilities and shareholders’ equity.................................................................	$24,480,387	$26,104,716